UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2015

IKANOS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, on August 5, 2015, Qualcomm Atheros, Inc., (“Parent”) a Delaware corporation and a wholly-owned subsidiary of QUALCOMM Incorporated, King Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”) and Ikanos Communications, Inc., a Delaware corporation (“Ikanos”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, on August 19, 2015, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of Ikanos common stock, $0.001 par value, at a price of $2.75 per share, without interest (the “Offer Price”), subject to any applicable withholding taxes.

The Offer expired at 5:00 p.m. (Eastern Time), on September 28, 2015 (the “Expiration Date”). American Stock Transfer & Trust Company, LLC., the depositary for the Offer (the “Depositary”), advised Parent and Purchaser that, as of the Expiration Date, a total of 15,439,680 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery had been delivered) were validly tendered into and not properly withdrawn from the Offer, representing approximately 89.4% of the Shares outstanding as of the Expiration Date. In addition, the Depositary advised that Notices of Guaranteed Delivery have been delivered with respect to 8,360 additional Shares, representing approximately 0.1% of the outstanding Shares as of the Expiration Date. All conditions to the Offer having been satisfied, Purchaser accepted for payment all such Shares validly tendered and not properly withdrawn prior to the Expiration Date, and payment for such Shares has been made to the Depositary, which will act as the paying agent for tendering Ikanos stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering Ikanos stockholders in accordance with the terms of the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into Ikanos (the “Merger”) set forth in the Merger Agreement were satisfied or waived, and on September 28, 2015, Parent completed its acquisition of Ikanos by consummating the Merger without a meeting of stockholders of Ikanos in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“Delaware Law”), with Ikanos continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share then outstanding was converted into the right to receive cash in an amount equal to the Offer Price, without interest and subject to any required withholding taxes (other than Shares (i) owned by Ikanos or held as treasury stock, (ii) owned by Parent, Purchaser or any wholly-owned subsidiary of Parent, (iii) owned by any wholly-owned subsidiary of Ikanos or (iv) held by a holder who is entitled to demand and properly exercises and perfects their appraisal rights with respect to such Shares in accordance with Section 262 of Delaware Law in connection with the Merger). As a result of the Merger, Ikanos became a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding and unexercised Ikanos stock option that was subject to time-based vesting (each, a “Time-based Ikanos Option”), whether or not vested, was cancelled and converted into the right to receive cash in an amount equal to the product of (i) the total number of Shares subject to such Time-based Ikanos Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share under such Time-based Ikanos Option. As of the Effective Time, each unvested Ikanos stock option that was subject to performance-based vesting was cancelled for no consideration. As of September 28, 2015, 39,800 Time-based Ikanos Options had a per share exercise price less than the Offer Price. All other outstanding and unexercised Ikanos stock options were cancelled for no consideration.

All outstanding and unexercised Ikanos stock appreciation rights had a per share exercise price greater than the Offer Price. As a result, all outstanding and unexercised Ikanos stock appreciation rights were cancelled upon the consummation of the Merger and the holders of such stock appreciation rights did not receive any consideration in respect thereof.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Ikanos restricted stock unit (each, an “Ikanos RSU”), whether or not vested, was cancelled and converted into the right to receive cash in an amount equal to the product of (i) the total number of Shares issuable in settlement of such Ikanos RSU immediately prior to the Effective Time multiplied by (ii) the Offer Price.

Parent paid a total of approximately $47.5 million in the Offer and Merger and funded the payments required to complete the Offer and the Merger with cash on hand.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Ikanos’ Current Report on Form 8-K/A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2015, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, Parent repaid all of Ikanos’ outstanding obligations under the First Amended and Restated Loan and Security Agreement by and between Ikanos and Silicon Valley Bank, dated as of October 7, 2014, as amended (the “SVB Loan and Security Agreement”). In addition, Parent repaid all of Ikanos’ outstanding obligations under the Loan and Security Agreement by and between Ikanos and Alcatel-Lucent USA, Inc. dated September 29, 2014, as amended (“Alcatel Loan and Security Agreement”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2015, Ikanos (i) notified the NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading in the Shares prior to the open of trading on September 29, 2015 and suspend trading of the Shares effective prior to the open of trading on September 29, 2015 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ikanos intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the suspension of Ikanos’ reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note, Item 3.01 and Item 5.03 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosure under the Introductory Note and Item 2.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, Diosdado Banatao, Jason Cohenour, Danial Faizullabhoy, Frederick Lax, George Pavlov, James Smaha and Omid Tahernia ceased to be directors of Ikanos and members of any committee of Ikanos’ Board of Directors. Pursuant to the Merger Agreement, at the Effective Time, Omid Tahernia, Dennis Bencala, Debajyoti Pal, Jim Murphy and Stuart Krometis ceased to be officers of Ikanos.

Pursuant to the Merger Agreement, at the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The sole director of Purchaser immediately prior to the effective time was Rahul Patel and the officers of Purchaser immediately prior to the Effective Time were Rahul Patel (President), Sanjay Mehta (Chief Financial Officer), Akash Palkhiwala (Treasurer), Daniel D. Vrechek (Secretary and Vice President) and Adam Schwenker (Assistant Secretary). Information regarding the new directors and executive officers has been previously disclosed in Schedule 1 of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by the Purchaser on August 19, 2015.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Following the Effective Time of the Merger, (i) Ikanos’ Restated Certificate of Incorporation was amended and restated in its entirety (the “Amended Charter”) as set forth in Exhibit 3.1 to this Current Report on Form 8-K and (ii) Ikanos’ Amended and Restated Bylaws, as amended, were amended and restated in their entirety to be identical to the by-laws of Purchaser as in effect immediately prior to the consummation of the Merger (with such provisions as necessary to give full effect to the indemnification provided for by the Merger Agreement) (the “Amended

Bylaws”), except that the name of the surviving corporation set forth therein is “Ikanos Communications, Inc.” The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent, and Ikanos Communications, Inc., dated August 5, 2015 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K/A filed by Ikanos on August 19, 2015.)

3.1	Amended and Restated Certificate of Incorporation of Ikanos Communications, Inc.

3.2	Amended and Restated Bylaws of Ikanos Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2015	IKANOS COMMUNICATIONS, INC.

	By:	/s/ Daniel D. Vrechek
	Name:	Daniel D. Vrechek
	Title:	Secretary and Vice President

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Qualcomm Atheros, Inc., a Delaware corporation (“Parent”), King Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent, and Ikanos Communications, Inc., dated August 5, 2015 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K/A filed by Ikanos on August 19, 2015.)

3.1	Amended and Restated Certificate of Incorporation of Ikanos Communications, Inc.

3.2	Amended and Restated Bylaws of Ikanos Communications, Inc.